Exhibit 10.4

ASSET ASSIGNMENT AGREEMENT

This Asset Assignment Agreement (this “Assignment”) is made and entered into as of August 3, 2026, by and between Invech Holdings, Inc., a Nevada corporation (the “Assignor” or the “Company”), and Paragon Rentals, Inc. (the “Assignee”). The Assignor and the Assignee are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, the Company owns a software-as-a-service real estate rental property management marketplace platform operated at the domain www.paragonrentals.ai, including the domain name, associated logo, source code, code base, front end, back end, administrative panel, and all associated intellectual property and development assets (collectively, the “Assigned Assets”);

WHEREAS, by Action by Written Consent of the Sole Director dated August 3, 2026, the Board of Directors of the Company authorized the assignment of the Assigned Assets to the Assignee and the execution and delivery of this Assignment;

WHEREAS, the convertible promissory note issued by the Company to Andrew Chase Cochran in connection with the acquisition of the Assigned Assets was settled in full and converted into 5,000,000 shares of the Company’s Common Stock pursuant to a Settlement Agreement dated June 1, 2026, such that no note or other acquisition indebtedness relating to the Assigned Assets remains outstanding;

WHEREAS, the Company is undergoing a change of control (the “Control Transfer”), and the Assigned Assets have been designated as an excluded asset that does not form part of the assets of the Company as of the closing of the Control Transfer; and

WHEREAS, this Assignment is being executed and delivered into escrow with the Escrow Agent and shall become effective upon its release at the closing of the Control Transfer.

NOW, THEREFORE, in consideration of the mutual covenants herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Assignment of Assets. The Assignor hereby assigns, transfers, conveys, and delivers to the Assignee, and the Assignee hereby accepts, all of the Assignor’s right, title, and interest in and to the Assigned Assets, free and clear of all liens, charges, encumbrances, and adverse claims of any kind, including without limitation: (a) the domain name www.paragonrentals.ai and all related domains and subdomains; (b) all source code, object code, code base, front end, back end, and administrative panel comprising the platform; (c) the associated logo, trademarks, trade names, and branding; (d) all database schemas, data models, API specifications, and technical documentation; (e) all trade secrets, proprietary methodologies, and know-how; (f) all accounts, customer data, and contracts associated with the platform; and (g) all derivative works, improvements, and developments of the foregoing.

2. Consideration. The assignment of the Assigned Assets is made in consideration of the sum of One Dollar ($1.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

3. No Associated Indebtedness. The Assigned Assets are assigned free of any associated acquisition indebtedness, the convertible promissory note previously issued to Andrew Chase Cochran having been settled in full and converted into equity as described in the recitals above.

4. Effectiveness; Delivery into Escrow. This Assignment is executed and delivered into escrow with the Escrow Agent pursuant to the Escrow Agreement and shall not become effective or operative until released by the Escrow Agent at the closing of the Control Transfer, at which time it shall become effective simultaneously with, and as an integral and inseparable part of, such closing.

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5. Further Assurances. The Assignor shall execute and deliver such further instruments and take such further actions as the Assignee may reasonably request to perfect, record, and give full effect to the assignment of the Assigned Assets, including without limitation the transfer of domain name registrations, repository and administrative access, source code, and related credentials, at no cost to the Assignee.

6. Governing Law. This Assignment shall be governed by and construed in accordance with the laws of the State of Nevada, without regard to its conflicts of law principles.

7. Counterparts; Electronic Signatures. This Assignment may be executed in counterparts, including by DocuSign or other secure electronic means, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Parties have executed this Assignment to be effective as provided in Section 4.

ASSIGNOR:

INVECH HOLDINGS, INC.

By:   /s/ Alexander M. Woods-Leo

Name: Alexander M. Woods-Leo

Title: Chief Executive Officer

ASSIGNEE:

PARAGON RENTALS, INC.

By:   /s/ Alexander M. Woods-Leo

Name: Alexander M. Woods-Leo

Title: President

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